EXHIBIT 23

CONSENT OF INDEPENDENT AUDITOR






                         Consent of Independent Auditor

         We have issued our report dated January 21, 2005, accompanying the financial statements of Chestatee Bancshares, Inc. as of and for the year ending December 31, 2004, contained in the Form 10-KSB for the year ended December 31, 2004. We consent to the use of the aforementioned report in the Form 10-KSB for the year ended December 31, 2004.

                                              /s/ Mauldin & Jenkins, LLC

Atlanta, Georgia
March 30, 2005